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                              MICROFIELD GRAPHICS, INC.
                                                                     EXHIBIT 11
                          CALCULATIONS OF NET LOSS PER SHARE

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                                                                THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                         JUNE 29, 1996      JULY 1, 1995         JUNE 29, 1996       JULY 1, 1995
                                                         -------------      ------------         -------------       ------------

ACTUAL WEIGHTED AVERAGE SHARES OUTSTANDING
FOR THE PERIOD                                             3,168,394          1,794,178             3,160,360          1,724,364

DILUTIVE COMMON STOCK OPTIONS AND WARRANTS
USING THE TREASURY STOCK METHOD                                    --                 --                   --             43,790
                                                          -----------        -----------          -----------         ----------

TOTAL SHARES USED IN PER SHARE CALCULATIONS                3,168,394          1,794,178             3,160,360          1,768,154
                                                          -----------        -----------          -----------         ----------
                                                          -----------        -----------          -----------         ----------

NET LOSS                                                   ($554,072)         ($463,990)          ($1,268,786)         ($427,757)
                                                          -----------        -----------          -----------         ----------
                                                          -----------        -----------          -----------         ----------

NET LOSS PER SHARE                                            ($0.17)            ($0.26)               ($0.40)            ($0.24)
                                                          -----------        -----------          -----------         ----------
                                                          -----------        -----------          -----------         -----------

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